

<ARTICLE>  5
<LEGEND>
This schedule contains summary financial  information extracted from the balance sheet of Commercial Net Lease Realty,  Inc. at March 31, 2000, and its statement of earnings  for the three  months  ended and is  qualified  in its  entirety by reference to the Form 10-Q of Commercial  Net Lease  Realty,  Inc. for the three months ended March 31, 2000.
</LEGEND>

<PERIOD-TYPE>                                                    3-MOS
<FISCAL-YEAR-END>                                           DEC-31-2000
<PERIOD-START>                                               JAN-1-2000
<PERIOD-END>                                                MAR-31-2000
<CASH>                                                        4,510,000
<SECURITIES>                                                          0
<RECEIVABLES>                                                 1,610,000
<ALLOWANCES>                                                          0
<INVENTORY>                                                           0
<CURRENT-ASSETS>                                                      0<F1>
<PP&E>                                                      565,679,000
<DEPRECIATION>                                               23,885,000
<TOTAL-ASSETS>                                              751,881,000
<CURRENT-LIABILITIES>                                                 0<F1>
<BONDS>                                                               0
<COMMON>                                                        303,000
<PREFERRED-MANDATORY>                                                 0
<PREFERRED>                                                           0
<OTHER-SE>                                                  390,910,000
<TOTAL-LIABILITY-AND-EQUITY>                                751,881,000
<SALES>                                                               0
<TOTAL-REVENUES>                                             20,587,000
<CGS>                                                                 0
<TOTAL-COSTS>                                                 4,129,000
<OTHER-EXPENSES>                                                      0
<LOSS-PROVISION>                                                      0
<INTEREST-EXPENSE>                                            6,646,000
<INCOME-PRETAX>                                               8,644,000
<INCOME-TAX>                                                          0
<INCOME-CONTINUING>                                           8,644,000
<DISCONTINUED>                                                        0
<EXTRAORDINARY>                                                       0
<CHANGES>                                                             0
<NET-INCOME>                                                  8,644,000
<EPS-BASIC>                                                      0.29
<EPS-DILUTED>                                                      0.28

<F1> Due to the nature of its industry, Commercial Net Lease Realty, Inc. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.


